UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2008
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000
Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
On March 3, 2008, the Compensation Committee of the Board of Directors of American Axle & Manufacturing Holdings, Inc. (the “Company”) agreed to postpone consideration of the 2007 annual bonus payments for the executive officers of the Company (including the named executive officers), with the executive officers’ consent. As a result, the Committee will be able to take into account the outcome of the Company’s current labor negotiations with the UAW in determining the amount of the bonus, as well as the relevant performance considerations for 2007. It was also agreed that the Company would postpone consideration of the annual grant of long-term incentive awards and salary adjustments for this group for 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
	By:	/s/ Patrick S. Lancaster
		Name:	Patrick S. Lancaster
		Title:	Vice President, Chief Administrative Officer & Secretary

Dated: March 3, 2008